                                                                  EXHIBIT 99(b)

                                      FORM
                            NOTICE OF CONVERSION OF
                        IRVING NATIONAL BANCSHARES, INC.
                   CONVERTIBLE SUBORDINATED PROMISSORY NOTES

        FILED IN ACCORDANCE WITH RULE 425 OF THE SECURITIES ACT OF 1933

                              NOTICE OF CONVERSION

To:      Irving National Bancshares, Inc.
         3636 West Northgate Drive
         Irving, Texas 75062

         The undersigned holder of the accompanying Note hereby: (i) irrevocably exercises the option to convert the Note, or the portion hereof, designated below, for shares of Common Stock in accordance with the terms of the Note and (ii) directs that such shares of Common Stock deliverable upon the conversion, together with any check in payment for fractional shares and any Note representing any unconverted principal amount hereof, be issued and delivered to the holder hereof unless a different name has been indicated below. If shares are to be delivered registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereof.

         In the event the merger of Irving National Bancshares, Inc. with and into SouthTrust of Alabama, Inc. is not approved by the shareholders of Irving at the shareholders' meeting to be held on March 15, 2001, (i) this Notice of Conversion shall be null and void, and (ii) the Note and this Notice of Conversion shall be promptly returned to me.

Date: Effective March 15, 2001

Principal Amount
to be Converted: (if less than all) $_______________.


-----------------------------                 ---------------------------------
Signature                                     Social Security or Other Taxpayer
                                              Identification Number

Fill in for registrant of shares if to be delivered, and of Note if to be issued, otherwise than to and in the name of the holder.


-----------------------------
        (Name)

-----------------------------                 ---------------------------------
        (Street Address)                      Social Security or Other Taxpayer
                                              Identification Number
-----------------------------
    (City State and Zip Code)

(Please print name and address)

If shares are to be delivered, or a Note is to be issued, otherwise than to and in the name of the holder, the signature must be guaranteed by a commercial bank or trust company or by a member of the New York Stock Exchange,

American Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


-----------------------------
Signature Guaranteed



-----------------------------
Authorized Officer



-----------------------------
Signature Guarantor